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                                                                       Exhibit I

[letterhead of Morgan, Lewis & Bockius LLP]



January 18, 2000


Commonfund Institutional Funds
15 Old Danbury Road
P.O. Box 812
Wilton, CT  06897-0812


Re: Opinion of Counsel regarding Pre-Effective Amendment No. 2 to the Registration Statement filed on Form N-1A under the Securities Act of 1933 (File No. 333-85415).
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Ladies and Gentlemen:

We are furnishing this opinion with respect to the proposed offer and sale from time to time of an indefinite number of units of beneficial interest, without par value (the "Shares"), of Commonfund Institutional Funds (the "Company"), a Delaware business trust, in registration under the Securities Act of 1933 by a Registration Statement on Form N-1A (File No. 333-85415) as amended from time to time (the "Registration Statement").

We have acted as counsel to the Company since its inception, and we are familiar with the actions taken by its Directors to authorize the issuance of the Shares. We have reviewed the Declaration of Trust, the By-laws, and the minute books of the Company, and such other certificates, documents and opinions of counsel as we deem necessary for the purpose of this opinion.

We have reviewed the Company's Notification of Registration on Form N-8A under the Investment Company Act of 1940 (File No. 811-9555). We have assisted in the preparation of the Company's Registration Statement, including all pre-effective amendments thereto, filed or to be filed with the Securities and Exchange Commission.

In our review we have assumed the genuineness of all signatures, the authenticity and completeness of all documents purporting to be originals (whether reviewed by us in original or in copy form), and the conformity to the originals of all documents purporting to be copies.


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Commonfund Institutional Funds
January 18, 2000
Page 2


We have assumed the appropriate action will be taken to register or qualify the sale of the Shares under any applicable state and federal laws regulating sales and offerings of securities.

Based upon the foregoing, we are of the opinion that:

1. The Company is a business trust validly existing under the laws of the State of Delaware. The Company is authorized under its Declaration of Trust to issue an unlimited number of Shares in series representing interests in Shares of the Commonfund Short Duration Fund and in such other series or classes as the Directors may hereafter duly authorize.

2. Upon the issuance of any Shares of any of the series or classes of the Company for payment therefor as described in, and in accordance with the Registration Statement and the Declaration of Trust and By-laws of the Company, the Shares so issued will be validly issued, fully paid and non-assessable.

This opinion is intended only for your use in connection with the offering of Shares and may not be relied upon by any other person.

We hereby consent to the inclusion of this opinion as Exhibit (i) to the Company's Pre-Effective Amendment No. 2 to be filed with the Securities and Exchange Commission and to the reference to our firm under the caption "Legal Counsel" in the Statement of Additional Information filed as part of such Amendment.


Very truly yours,

/s/ Morgan, Lewis & Bockius LLP